UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCOOP MEDIA, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2741

(Primary Standard Industrial Classification Code Number)

33-1220471

(I.R.S. Employer Identification Number)

2187 Preville St., Lasalle, QC, Canada H8N 1N4

(514) 312-7576

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
1411 - 375 N. Stephanie St., Henderson, Nevada 89014-8909

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X ..

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, par value $0.001 per share	10,000,000	$0.01	$100,000	$11.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

SCOOP MEDA, INC.

10,000,000 SHARES OF COMMON STOCK

SCOOP MEDIA, INC. (“Scoop Media”, “we”, “the Company”) is offering for sale a maximum of 10,000,000 shares of its common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our president Awais Khan and vice president, Richard Lee, will be responsible for the sale of the shares. This prospectus will permit our president and vice president to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

Below is a summary of the proceeds we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Proceeds to the Company
25%	2,500,000	$25,000
50%	5,000,000	$50,000
75%	7,500,000	$75,000
100%	10,000,000	$100,000

The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Prior to this registration, there has been no public trading market for the common stock of SCOOP MEDIA, INC. (“Scoop Media”) and it is not presently traded on any market or securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___, 2011.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information About SCOOP MEDIA, INC.

SCOOP MEDIA, INC. (“Scoop Media”, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on March 8, 2011 and established a fiscal year end of August 31. We are a development-stage Company that plans to enter into the Internet dating market with a website that will provide information and reviews of various online dating sites.   We have reserved the domain name www.thedatescoop.com .. The domain was reserved using the Godaddy service.  Each domain on the internet is unique so while competitors can register similar names, no one can register thedatescoop.com.

Online dating is becoming an increasingly popular method of meeting people for the purposes of dating and forming relationships.  A large number of dating sites exist.  The Company’s website will allow users to review the features, benefits and costs associated with a large number of dating sites with the objective of providing users information to help them decide which dating site(s) to use.  The Company will generate revenue primarily through advertising and potentially through web traffic referral agreements.  The website will also offer a forum where users can discuss their experiences on various dating sites and suggest improvements to features and services.  Over time, we may accumulate a significant knowledge base of the services and features that users prefer in online dating sites.  Should the financing be available and management determines it is in the best interests of the Company, we may further develop our own Internet dating site.  No timeline or specific business plan has been developed to enter the online dating market.  We are currently in the process of soliciting bids for the design and development of our dating website review service.

The Company will compete with other similar websites on the Internet today, but aims to be more user friendly and comprehensive in the information it provides.

Management believes that the Company’s best option for rapid growth in order to establish firm, competitive position in the market is to have access to the financing options available through the public markets.

The company’s officers have been active users of the Internet for many years and have extensive experience using online dating sites. It was in particular Mr. Lee’s unsatisfactory use of several online dating sites that gave rise to the business plan.  Management believes that their combined business experience, knowledge of the Internet, the business’ relative low barriers to entry and the ability to rely on third party expertise make the offering and the plan a reasonable pursuit.

While the company has enough funds to operate now, management believes the company’s best chance for long term viability is to have access to the financing options available in the public markets.  We expect to spend a significant portion of our existing funds conducting this offering and attempting to achieve a public listing. We will need to raise a minimum of $25,000 or the sale of 25% of our Shares being offered, in order to operate our business, as well as to meet our reporting requirements with the SEC.

Below is a summary of the proceeds we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Proceeds to the Company
25%	2,500,000	$25,000
50%	5,000,000	$50,000
75%	7,500,000	$75,000
100%	10,000,000	$100,000

Our business office is located at 2187 Preville St., Lasalle, QC, Canada H8N 1N4, our telephone number is (514) 312-7576 and our fax number is (514) 312-7573. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500.

As of August 31, 2011, the end of the most recent fiscal year, Scoop Media had raised $60,000 through the sale of its common stock. As of August 31, 2011, we have $47,421 of cash on hand in our corporate bank account. As of August 31, 2011, the Company has $380 of liabilities, represented by expenses accrued since its inception. In addition, the Company estimates incurring costs associated with this offering totaling approximately $11,500. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Scoop Media has 5,500,000 shares of common stock issued and outstanding and is registering an additional 10,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 10,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. Scoop Media will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	10,000,000 shares of common stock, par value $0.001 (the “Common Stock”).
Offering price per share by the Company.	$0.01 per share of Common Stock.
Number of shares outstanding before the offering of common shares.	5,500,000 shares of Common Stock as of January 5, 2012.
Number of shares outstanding after the offering of common shares.	15,500,000 shares of Common Stock will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share of Common Stock is $0.01.

Scoop Media may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Scoop Media’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Scoop Media will receive all proceeds from the sale of the common stock. If all 10,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering: (i) to continue development and testing of its website, estimated at $30,000 (ii) pay writers and data entry staff to populate the website with information and reviews of numerous online dating websites, estimated at $18,500, (iii) to pay legal, accounting and transfer agent expenses contracts, estimated at $9,000, (iv) to market its website, estimated at $38,000 and (v) to setup Internet web servers and website hosting, estimated at $2,000 (vi) and administrative expenses estimated to cost $2,500. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $11,500 are being paid for by Scoop Media.

Termination of the offering

The offering will conclude when all 10,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Scoop Media may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and vice president will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Scoop Media has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of August 31, 2011
Total Assets	$54,921
Total Liabilities	$380
Stockholder’s Equity	$54,541
Operating Data	March 18, 2011 (Date of Inception) to August 31, 2011
Revenue	none
Net Loss	($459)
Net Loss Per Share	(0.00)

As shown in the financial statements accompanying this prospectus, Scoop Media has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. Scoop Media should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT SCOOP MEDIA’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to Scoop Media, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its website. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring editors and data entry staff to populate the website with content and reviews.

In funding the design and development of the website, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users or advertisers. The website will have to be developed and populated with reviews and content before it can generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Scoop Media, Inc.’s cash balance as of October 28, 2011 was $47,319.19. Scoop Media, Inc. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

We require significant capital over the next twelve months, to develop and test our website and pay editors and data entry staff to populate the website with information and reviews about various Internet dating websites. We will also require a significant amount of capital to advertise our website to attract users. If we are not successful in earning revenues once we have established our website, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to the offering. As a result, our management may lack certain fundamental knowledge regards the distribution of this prospectus, rules and regulations and shall have to seek guidance from other professionals. Consequently, our costs may be raised, mistakes can be made and the sale of the Company’s shares could be harmed due to management’s lack of experience.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RECIEVE ENOUGH CAPITAL TO FUND OUR OPERATIONS.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 10,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering.

Limited proceeds received from the sale of shares will cause us to go out of business and will result in the complete loss of your investment.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FURTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own over 33% after this offering is completed, assuming all the shares in the offering are sold. As a result, they may be able to elect all of our directors and control the direction of the Company. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD BY US FOR THE OFFERING TO CLOSE, AND THEREFORE WE MAY RECEIVE NO PROCEEDS OR VERY MINIMAL PROCEEDS FROM THE OFFERING.

There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in our Company while our Company may not receive enough proceeds from the offering to begin our operations or where there may be no market for our shares.

Risks Related to Investing in Our Company

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING SCOOP MEDIA'S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an Internet business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR SENIOR MANAGEMENT HAS NEVER MANAGED A PUBLIC COMPANY.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

THE LOSS OF THE SERVICES OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officers and senior management. We only have two employees, our President, Secretary, Treasurer and Director, Awais Khan, and our Vice President, Richard Lee. They handle all of the responsibilities in the area of corporate administration, business development and research. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

ALL OF OUR ASSETS AND ALL OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

All of our assets are located in Canada and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of Canada, and all or a substantial portion of such persons’ assets are located outside the United States, in Canada. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

WE MAY NOT BE ABLE TO FIND SUITABLE CONTENT WRITERS AND WEBSITE DEVELOPERS AT AN ACCEPTABLE COST.

Scoop Media will contract website developers and writers to create the www.thedatescoop.com website. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. We will need to fill the website with comprehensive information and reviews about a large number of Internet dating websites. Without these developers and writers we have no way of completing the website, which is the most important aspect of our business development.

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE SUCCESSFULLY.

The Internet dating website review industry specifically and the provision of online content in general, is extremely competitive. There are currently numerous other websites on the Internet who offer a similar service to that being offered by Scoop Media. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our website successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through advertising and user referral agreements.  Internet advertising and referral revenues are related, in large part, to the number of visitors a website received on a daily basis. The number of users necessary to attract advertisers will be determined through discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total numbers at that time.  In order to achieve profitability, we will need to attract a large number of users, on an ongoing basis, to our website. After using our website and reviewing the information it provides, users may choose an Internet dating site and not return to our site.  In order to maximize advertising revenue, we will need to consistently attract new users to our site.  Failure to do so on a cost effective basis may harm our revenues.

THE CHANGING INDUSTRY REQUIRES EXPANSION AND CONSTANT UPDATING OF OUR WEBSITE.

The Internet and the online commerce industry are characterized by rapid technological change that could render our existing website obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH ADVERTISING REVENUE OR REFERRAL COMMISSIONS, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of selling advertising on our website. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our website. As detailed in the above risk factors, we will incur these loses before the Company generates advertising or referral commission revenues.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

WE MAY FACE LIABILITY FOR INFORMATION DISPLAYED ON OR ACCESSIBLE VIA OUR WEBSITE, AND FOR OTHER CONTENT AND COMMERCE-RELATED ACTIVITIES, WHICH COULD REDUCE OUR NET WORTH AND WORKING CAPITAL AND INCREASE OUR OPERATING LOSSES.

We could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of information displayed on or accessible via our website, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may be subject to liability based on statements made and actions taken as a result of participation in dating reviews and listings by our registered users. We may allow users to post reviews of dating sites.  As a result of unfavorable reviews, there is a risk that the operators of the websites being reviewed might take some sort of action against us.  We intend to provide links to a large number of dating websites, the specific ones to be determined at the time we develop our site.  While these links should be welcome by the individual operators, we don’t intend to approach them all individually and obtain their written consent to use their logo on our site.

Based on links we provide to third-party websites, we could also be subject to claims based upon online content we do not control that is accessible from our website.

Our insurance, if any, may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. Any summaries or reviews we write ourselves will be available for copyright protection.  In addition, if we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. Currently, we do not have such an agreement in place, but the wide availability of such services leads us to believe that securing such an agreement will be relatively straightforward.  As an example, Godaddy.com, where our domain is registered, offers hosting services.

In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also expect to rely on a third party provider for revenue, Google Adsense.  A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Risks Related to Investing in Our Industry

OUR BUSINESS DEPENDS IN PART ON THE GROWTH AND MAINTENANCE OF THE INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE.

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

1

limiting the growth of the Internet;

2

creating uncertainty in the marketplace that could reduce demand for our products and services;

3

increasing our cost of doing business;

4

exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

5

leading to increased product and applications development costs, or otherwise harm our business.

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR WEBSITE MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR WEBSITE TO KEEP UP WITH TECHNOLOGICAL INNOVATIONS.

New innovations may result in our website becoming obsolete very quickly. Developers, content writers and data entry staff would be needed to be on contract at all times to ensure that the website is kept up to date with the latest information, trends in the industry, and in the technology powering the website. This could be very costly and if upgrades are required more often than initially anticipated, we may not have the finances available to continue operations.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000

Legal & Accounting	5,000	6,000	7,000	8,000
Transfer Agent	1,000	1,000	1,000	1,000
Total	$6,000	$6,000	$8,000	$9,000
WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	10,000	17,000	20,500	30,000
Webservers / Hosting	500	1,000	1,500	2,000
SEO	5,500	14,000	28,000	38,000
Total	$17,000	$32,000	$50,000	$70,000
ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,000	1,500	2,000	2,500
Writers and Data Entry	1,000	10,500	15,000	18,500
Total	$2,000	$12,000	$17,000	$21,000

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

5,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 10,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.01 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through Awais Khan, one of our directors and our Chief Executive Officer, and Richard Lee, the other of our directors and our Vice President.  Awais Khan and Richard Lee will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, Awais Khan and Richard Lee will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.001 per share and 100,000,000 shares of preferred stock, with a par value of $0.001. As of January 5, 2012, there were 5,500,000 shares of our common stock issued and outstanding held by two holders of record of our common stock. We have not issued any shares of preferred stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share rateably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•

20% or more but less than 33 1/3%;

•

33 1/3% or more but less than or equal to 50%; or

•

more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Stock Transfer Agent

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Anslow & Jaclin, LLP.  Anslow & Jaclin, LLP does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from March 18, 2011 (Inception) through August 31, 2011 have been audited by Malone Bailey LLP, certified public accountants, and are included in reliance upon such reports given upon the authority of Malone Bailey LLP as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Nevada on March 18, 2011 and our principal business address is 2187 Preville St., Lasalle, QC, Canada H8N 1N4. Our telephone number is (514) 312-7576 and our fax number is (514) 312-7573. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500. We have established a fiscal year end of August 31. The objective of this corporation is to develop an Internet dating website review and information site. The sale of varying levels of the shares offered will affect the operations and activities contemplated below. After the completion of the offering, management will determine how to best allocate the proceeds received.

We plan to enter into the market with an information rich website that will allow users to review the features, benefits and costs of a large number of Internet dating websites.  The Company has reserved the URL www.thedatescoop.com  Plans for the website include search feature allowing users to view lists of dating websites sorted by any various categories including, but not limited to, geographic focus of the dating website, emphasis on users of a specific age range, religion, race, lifestyle, sexual orientation etc.  We plan to provide customized reviews of these dating websites summarizing, if the information is available, the membership makeup of the website, the costs associated with using the website, any promotions or specials the website is offering, the search features available to users of the website and whether or not the site offers a mobile application.

We also intend to offer discussion forums where users of our website can exchange feedback, tips, dating advice and ideas of how to get the most out of their online dating experience. In order to be able to participate in our discussion forums, we intend to require users to register with us and provide, at a minimum, their age, gender postal or zip code and e-mail address.  We may also offer incentives, such as prizes in the form of short term memberships at various dating sites, to encourage users to provide us with more detailed personal information like their income range, dating history, computer and mobile usage habits and preferences for various features of dating websites.  We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of advertisers in order to increase our revenue opportunities. We could make these available to a wide range of potential advertisers, beyond the online dating market.

We intend to generate revenue primarily through advertising and referral agreements.  Many dating websites offer referral commissions whereby if another website sends a user to the dating site and that user subsequently purchases a membership, a commission is paid to the referring website. Simultaneous with the development of our website, we intend to contact numerous dating websites, starting with the largest and most popular, and set up referral agreements where possible along with the associated coding required on our end to facilitate tracking of any referred traffic.

Initially we intend to generate our advertising revenue through Google’s AdSense program. Google AdSense is an ad serving network run by Google Inc.   Website owners can enroll in this program to enable text, image, and video advertisements on their websites. The Google Adsense network is an end to end advertising solution completely managed by Google.  Advertisements are procured including associated payments, administered, maintained and technically delivered all by Google.  The advertisements can generate revenue on either a per-click or per-impression basis.  The Google Adsense program is free to use and the revenue split is 68% meaning the website operator is paid 68% of revenues generated by the advertisement.  To be eligible to participate in the Google Adsense program websites must meet several criteria which management believes we currently meet. Google reserves the right to change these criteria at any time so we may not meet the criteria in the future. As usage of our website increases, we may seek targeted advertisements from other sources such as online or traditional advertising agencies.

The scope of the first version of our website will primarily be determined by the success of this offering.  Management expects to have to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive.  The scope of the ongoing development of the website will be determined by the revenue generated and potentially by future financing opportunities. The Company has not yet implemented its business model and to date has generated no revenues.

Scoop Media has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

As the market continues to grow, navigating the increasing number of potential dating websites to join will present an increasingly daunting task to would-be daters.  This means a growing opportunity for Scoop Media to consolidate and present useful information in a user-friendly, easily navigable format.

Management believes that as the online dating market becomes increasingly competitive, online dating website operators will make use of more targeted advertising strategies, which could likely include advertising on websites like ours.  We might also develop a regular newsletter which we will send to users who register with our site informing them of the latest news from the online dating scene and any specials or discounts being offered by sites which we review.

As our user base, expertise and knowledge of the industry grows, we may chose to expand our services by creating our own dating website.  While no formal plans, timeline or budget for such a project currently exist, management expects that such an endeavor would require additional financing.

Marketing

Our ability to generate advertising and referral revenue will be due in large part to our ability to get traffic to our website.  A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google.   Our initial marketing efforts will focus on getting our website ranked as highly as possible in the major search engines.  This will include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting back links, whereby other websites link to ours. We will be dependent on an SEO company, or independent contractors, to perform such SEO techniques.

We may also engage the services of an SEO company to help build our ranking in the search engines.  Many such companies exist and offer various services to help a websites’ search engine ranking.  Specific allocation of marketing funds will occur based on the success of this offering.

Some search engines determine ranking in part by the amount of relevant content a website has in relation to the associated search term.  We intend to launch our site with reviews and information on a large number of Internet dating websites.  We intend to continue to increase the content on our site, both my information we input and by user reviews, feedback and related discussions in the forums we plan to offer.

Content

A key way by which we intend to distinguish our website is the breadth and depth of our content and information about the online dating world and the various services offered by different websites. After we create the back end database infrastructure for our website at www.thedatescoop.com, we intend to retain both data entry and editorial staff to populate our website with information and reviews about a large number of Internet dating websites. If we sell 50% or less of the planned offering, we will likely continue to outsource content development, website development and marketing.   If we sell 75% of the proposed offering, we will likely hire a part time content manager.  If we sell the complete offering, we will likely hire a full time content manager.

We plan to retain data entry staff to enter the basic information about a large number of Internet dating sites, including, but not limited to, the URL of the website, any information available on the number of members, pricing / membership packages, any specific focus of the website such as geographic, lifestyle etc., whether the site offers a mobile application and a list of features offered by the site and whether payment is required to use any of the features.  Most of this information is generally available for free and easily discernable on most dating websites.  We expect to be able to use comparatively less sophisticated and less expense data entry type staff for this.

We also intend to retain editorial staff to provide reviews and more in depth analysis of many of the sites, beginning with the larger and more popular ones.  We expect this information to include comparisons and discussions of the various strengths and weaknesses of various sites in terms of their user friendliness, strength in certain geographic regions etc.  We expect these content writers to be more expensive to retain than the data entry staff previously mentioned.  Depending on the success of this offering, we may choose to focus first on the data entry portion of the project in order to get basic information on a large number of website to provide the greatest breadth possible to our service and then focus on the more in depth analysis as funds permit.

We may also augment our dating related content to include other dating services such as traditional match-making services, voice personals and local singles events.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions. In that regard, any summaries or reviews we write ourselves will be available for copyright protection.  In addition, if we develop a logo, we may seek trademark protection for it.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Scoop Media has no permanent staff other than its President, Awais Khan, and Vice President Richard Lee. Mr. Khan is employed elsewhere and has the flexibility to work on Scoop Media up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Lee is also employed elsewhere and has the flexibility to work on Scoop Media up to 10 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Neither is being paid at present by Scoop Media.

Currently, we have not entered into an employment agreement with our President, Awais Khan, or our Vice President Richard Lee. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain web development, data entry and editorial staff initially on a contract basis.  Our two officers and director will be responsible for the initial operations management. Once the Company launches its Internet website, it may hire a full time website operations manager and a content manager. If we elect not to hire a full time website operations manager and content manager, we will retain a web development firm that will also be able to provide ongoing content management services; in the alternative, we may also elect to contract a third-party.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to design, launch and market our website. Management believes that selling 25% of proposed offering will constitute sufficient funds to set its business plan in motion. We intend to use all the proceeds from the offering over the 12 month period after completion thereof. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000

Legal & Accounting	5,000	6,000	7,000	8,000
Transfer Agent	1,000	1,000	1,000	1,000
Total	$6,000	$6,000	$8,000	$9,000
WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	10,000	17,000	20,500	30,000
Webservers / Hosting	500	1,000	1,500	2,000
SEO	5,500	14,000	28,000	38,000
Total	$17,000	$32,000	$50,000	$70,000
ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,000	1,500	2,000	2,500
Writers and Data Entry	1,000	10,500	15,000	18,500
Total	$2,000	$12,000	$17,000	$21,000

TOTALS	$25,000	$50,000	$75,000	$100,000

Within 90 days of the completion of our offering, the Company intends to begin its hiring of website developers. We  will develop a specification list for features of the website and backend database.  We intend to post this on sites like www.odesk.com and solicit bids for the development of the website.  We intend to review the various bids we expect to receive and select a developer within 90 days of completing this offering.  If possible, we intend to have the back end database completed first, before the user interface or front end of the website so that we can begin the process of entering data about various Internet websites as soon as possible.

We do not know whether the website developer we ultimately select will also offer front end graphic design services or if we will choose to use the same firm to develop both aspects of the site.  These aspects require different types of expertise.  We may need to hire a separate graphics design firm to complete the look and feel of the website.

During the course of the website’s development we will also ensure optimization of the site for registration in the search engines.  We may also use the services of a third party organization to work with the developers and designers on this.

Based on our initial research, we expect development of the entire site to take between 4 – 6 months. During the development of the website, we will identify websites where we can post bids for and hire data entry and editorial staff to populate our website with content.  Assuming we will be able to do a certain amount of the data entry concurrent with the website development, we expect it will take between 6-8 months to launch a functioning version of our website.

We will spend the remainder of the 12months focused on marketing our website and continuing to grow its content. We will register our website in a large number of search engines, potentially using a third party service for efficiency. We will also solicit link exchanges

Between the 8 and 12 month period following this offering, we will also register for a Google AdSense account to begin generating advertising revenue. We will also register for available referral agreements with existing Internet dating sites that offer commissions for traffic that converts into sales.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Results of Operations

We had no revenue from March 18, 2011 (inception) through August 31, 2011 we had no revenue, expenses from inception through August 31, 2011 were $459, resulting in a net loss of $459.

Capital Resources and Liquidity

As of October 28, 2011 we had $47,319.19 in cash.  Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. We do not anticipate deriving even nominal revenues until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. Due to the fact that we do not currently have any salaried employees, we believe that 25% of the amount of the offering will likely allow us to operate our business for at least one year by implementing a working website and commencing an advertising program.

Management may decide, based on market conditions, to such future private placements if management believes such private placements are in the best interests of the Company. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements. We believe we will be able to generate sales revenue within sixty (60) days of the launch of our website.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status past 12 months. The Company’s officers and directors, Mr. Awais Khan and Mr. Richard Lee have indicated that they may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 2187 Preville St., Lasalle, QC, Canada H8N 1N4, and our telephone number is (514) 312-7576.  We do not have a lease agreement for this property. This property is owned by our Chief Executive Officer, Awais Khan, and he allows us to use the space to run the business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Awais Khan	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	41	April 28, 2011
Richard Lee	Vice President and Director	41	April 28, 2011

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Awais Khan, President, Chief Executive Officer, Chief Financial Officer,  Secretary, Treasurer, and Director

Mr. Khan obtained a diploma in commerce at Dawson College in Montreal in 1993. From September 2000 to April 2010 Mr. Khan worked for The Standard Life Assurance Company in Montreal, Canada.  Mr. Khan worked in the Corporate Accounting department where his main duties included protecting the Company from financial losses.  He investigated, monitored and reconciled general ledger product related accounts.  The product related accounts Mr. Khan worked on included Registered Retirement Income Funds; RRSP’s and Annuities.  Mr. Khan was also responsible for balancing control (cash) accounts.  From July 2011 to present Mr. Khan has been employed by McGill University in the accounting department.  His duties include monitoring and reconciling vendor accounts. Mr. Khan currently spends approximately 20hrs/wk providing services to our Company, which represents approximately 30% of his working hours.

Richard Lee, Vice President and Director

Mr. Lee obtained a diploma in business administration, specializing in finance from Vanier College in Quebec in 2004.  He also obtained a Certificate in Accounting Practices from Concordia University in Montreal in 2010.  From March 2005 to November 2009, Mr. Lee worked for The Standard Life Assurance Company in Montreal, Canada.  Mr. Lee worked in the accounting control and support group where his duties included the management of banking functions, transaction processing, accounts receivable management, reconciliation of general ledger product accounts and support for internal and external audit procedures. From December 2009 to January 2011 Mr. Lee worked as a treasury administrator for Future Electronics, Inc. where his duties included the management of banking activities, management of the treasury database, reconciliation of the general ledger product accounts and cash forecasting.  Since December 2010 Mr. Lee has served as Vice President for 9223-2008 Québec Inc. and 9230-1605 Québec Inc., each of which owns and operates a dry cleaning business.  Mr. Lee’s duties include purchasing, inventory and cash management as well as staff training and supervision. Mr. Lee currently spends approximately 5hrs per week providing services to our Company, which represents approximately 10% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Khan’s or Mr. Lee’s other business interests and their involvement in Scoop Media.

During the past ten years, Mr. Khan and Mr. Lee have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)

Any Federal or State securities or commodities law or regulation; or

(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Scoop Media has made no provisions for paying cash or non-cash compensation to either of its two officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended August 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Awais Khan President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2011	-	-	-	-	-	-	-	-
Richard Lee Vice-President and Director	2011	-	-	-	-	-	-	-	-

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan.  There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Scoop Media has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Scoop Media may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Name and Principal Position	Year	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Awais Khan President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2011	-	-	-	-	-	-	-
Richard Lee Vice-President and Director	2011	-	-	-	-	-	-	-

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 5, 2012 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Awais Khan 2187 Preville St. Lasalle, QC Canada H8N 1N4	Common Stock	4,000,000	Direct	73%
Richard Lee 1951 St. Germain Blvd. St. Laurent, QC Canada H4L 3S9	Common Stock	1,500,000	Direct	27%
Directors and Executive Officers (2 – as a group)	Common Stock	5,500,000		100%

(1) Based on 5,500,000 shares of our common stock outstanding as of January 5, 2012.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on March 18, 2011, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;
(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)	Any of our promoters and control persons; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On August 30, 2011 we issued 4,000,000 shares of our common stock to our director Awais Khan at a price of $0.01 and 1,500,000 shares of our common stock to Richard Lee at a price of $0.01 per share.  The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

REPORTS TO STOCKHOLDERS

Upon the effective date of this Registration Statement on Form S-1; we will be considered a Section 15(d) filer rather than a fully reporting company. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of PeopleString Corporation. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving PeopleString Corporation. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SCOOP MEDIA, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED AUGUST 31, 2011

Scoop Media, Inc.

(A Development Stage Company)

August 31, 2011

Index
Report of Independent Registered Public Accounting Firm	F–3

Balance Sheet as of August 31, 2011	F–4

Statement of Expenses from March 18, 2011 (Date of Inception) to August 31, 2011	F–5

Statement of Stockholders’ Equity from March 18, 2011 (Date of Inception) to August 31, 2011	F–6

Statement of Cash Flows from March 18, 2011 (Date of Inception) to August 31, 2011	F–7

Notes to the Financial Statements	F–8

To the Board of Directors

Scoop Media, Inc

Henderson, NV

(A Development Stage Company)

We have audited the accompanying balance sheet of Scoop Media, Inc. (a development stage company) (the “Company”) as of August  31, 2011, and the related statements of operations, cash flows and changes in stockholders' equity (deficit) for the period from March 18, 2011 (inception) through August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of August 31, 2011, and the results of its operations and its cash flows for the period from March 18, 2011 through August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, has negative working capital and no revenues which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 28, 2011

Scoop Media, Inc.

(A Development Stage Company)

Balance Sheet

ASSETS	August 31, 2011

Current Assets

Cash	$47,421
Prepaid Expenses	7,500

Total Current Assets	$54,921

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Due to related parties	$380

Total Current Liabilities	380

Stockholders’ Equity

Preferred stock Authorized: 100,000,000 shares, par value $0.001 No shares issued and outstanding	-
Common stock Authorized: 200,000,000 shares, par value $0.001 5,500,000 share issued and outstanding	5,500

Additional paid-in capital	49,500

Deficit accumulated during the development stage	(459)

Total Stockholders’ Equity	54,541

Total Liabilities and Stockholders’ Equity	$54,921

(The accompanying notes are an integral part of these financial statements)

Scoop Media, Inc.

(A Development Stage Company)

Statement of Expenses

Period from March 18, 2011 (Date of Inception) to August 31, 2011

Expenses

General and administrative	$459

Total Operating Expenses	459

Net Loss	$(459)

Net Loss Per Share – Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding	343,373

(The accompanying notes are an integral part of these financial statements)

Scoop Media, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from March 18, 2011 (Date of Inception) to August 31, 2010

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, March 18, 2011 (Date of Inception)	–	$ -	$ –	$ –	$ –

Common stock issued for cash	5,500,000	5,500	49,500	–	55,000

Net loss for the period	–	–	–	(459)	(459)

Balance - August 31, 2011	5,500,000	$ 5,500	$ 49,500	$ (459)	$ 54,541

(The accompanying notes are an integral part of these financial statements)

Scoop Media, Inc.

(A Development Stage Company)

Statement of Cash Flows

Period from March 18, 2011 (Date of Inception) to August 31, 2011

Operating Activities

Net loss for the period	$(459)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Prepaid expenses	(7,500)

Net Cash Used in Operating Activities	(7,959)

Financing Activities

Proceeds from issuance of common stock	55,000
Proceeds from related party debt	380

Net Cash Provided by Financing Activities	55,380

Net Increase in Cash	47,421

Cash, Beginning of Period	–

Cash, End of Period	47,421

Supplemental Disclosures

Interest paid	$–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

SCOOP MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AUGUST 31, 2011

(AUDITED)

1. Nature of Operations and Continuance of Business

Scoop Media, Inc. (the “Company”) was incorporated in the state of Nevada on March 18, 2011.  The Company has been in the development stage since its formation and has not commenced business operations.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended August 31, 2011, the Company has an accumulated deficit of $459. The Company is in the business of developing a website that will provide reviews and information on online dating sites.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is August 31.

b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

2. Summary of Significant Accounting Policies (continued)

e) Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

f) Income Taxes

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

g) Recent Accounting Pronouncements

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

3. Related Party Transactions

a) As at August 31, 2011, the Company was indebted to the President of the Company in the amount of $380, which is non-interest bearing, unsecured, and due on demand.

5. Common Stock

a)  On August 19, 2011, the Company issued 4,000,000 common shares at $0.01 per share for proceeds of $40,000.

b)  On August 25, 2011, the Company issued 1,500,000 shares of common stock at $0.01 per share for proceeds of $15,000.

6. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $459 which expires in 2031. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

The income tax benefit differs from the amount computed by applying the federal income tax rate of 35% to net loss before income taxes for the period ended August 31, 2011 as a result of the following:

2011 $

Income tax benefit computed at statutory rates	161
Valuation allowance	(161)

Provision for income taxes	–

6. Income Taxes (continued)

Significant components of the Company’s deferred tax assets and liabilities as at August 31, 2011, after applying enacted corporate income tax rates, are as follows:

2011 $

Deferred income tax asset

Net operating loss carried forward	459

Valuation allowance	(459)

Net deferred income tax asset	–

SCOOP MEDIA, INC.
10,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2011

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$11.61
Printing Expenses	$300.00
Accounting/Administrative Fees and Expenses	$5,000.00
Blue Sky Fees/Expenses	-
Legal Fees/Expenses	$5,000.00
Transfer Agent Fees	$1,200.00
Miscellaneous Expenses	-
Total	$11,511.61

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article Eight of our by-laws, filed as Exhibit 3.2 to this Registration Statement; and

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

RECENT SALES OF UNREGISTERED SECURITIES

Scoop Media is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock, with a par value of $0.001. Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 30th, 2011

We have issued a total of 5,500,000 common shares to our two officers and directors for total consideration of $55,000, or $0.01 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the disclosure of the application of all the offering proceeds.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

Exhibit Number	Description of Exhibits
3.1*	Articles of Incorporation
3.2	Certificate of Amendment
3.3*	Bylaws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Malone & Bailey, LLP, Certified Public Accountants
23.2	Opinion of Anslow & Jaclin, LLP [incorporated by reference to Exhibit 5.1 herewith].

* Incorporated by reference to Form S-1 filed on October 28, 2011.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec, Canada, on this 5rd day of January 2012.

SCOOP MEDIA, INC.

By:	/s/ Awais Khan
Awais Khan President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Awais Khan
Awais Khan President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

By:	/s/ Richard Lee
Richard Lee Vice President and Director

Date:   January 5, 2012

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